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                                                                  EXHIBIT 10.4.1

                                 LOAN AGREEMENT

                  THIS AGREEMENT is entered as of this 21st day of February, 2002, by and between ROBERTS PROPERTIES RESIDENTIAL, L.P., a Georgia limited partnership authorized to do business in North Carolina as Roberts Properties Residential, Limited Partnership (the "Borrower"), and AMSOUTH BANK, a state banking corporation (the "Lender").

                                    Recitals

                  A. The Borrower has applied to the Lender for a loan in the principal amount not to exceed $24,000,000 to finance the construction of a 319-unit luxury apartment community (the "Apartments") on approximately 23.75 acres of real property located in Charlotte, North Carolina (the "Real Estate").

                  B. The Lender has agreed to make such loan on the terms, conditions and agreements hereinafter set forth.

                                    Agreement

                  NOW, THEREFORE, in consideration of the Recitals and of the covenants and agreements hereinafter set forth, and of other valuable considerations, the Borrower and the Lender hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

                  For the purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  The terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and vice versa.

                  All accounting terms not otherwise defined herein have the meanings assigned to them, and all computations herein provided for shall be made in accordance with generally accepted accounting principles. All references herein to "generally accepted accounting principles" refer to such principles as they exist at the date of application thereof.

                  All references in this instrument to designated "Articles", "Sections" and other subdivisions are to the designated Articles, Sections and subdivisions of this instrument as originally executed.

                  The terms "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision.


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                  Actual/360 Basis shall mean a method of computing interest or other charges hereunder on the basis of an assumed year of 360 days for the actual number of days elapsed, meaning that interest or other charges accrued for each day will be computed by multiplying the rate applicable on that day by the unpaid principal balance (or other relevant sum) on that day and dividing the result by 360.

                  Advances shall have the meaning attributed to that term in
Section 2.02.

                  Apartments shall mean the 319-unit luxury apartment community described in Recital A.

                  Assessment Rate shall mean any assessment rate required to be paid by the Lender from time to time to the Federal Deposit Insurance Corporation (or any successor) for the insurance provided by such corporation (or any successor) of the Lender's time deposits in the United States; any change in the Assessment Rate shall be effective immediately and shall result in an automatic adjustment, on and as of the effective date of any such change, in the LIBOR-Based Rate.

                  Assignment shall have the meaning attributed to that term in
Section 2.05.

                  Business Day shall mean a day when state banks located in Birmingham, Alabama, are generally open for business.

                  Collateral shall mean the Real Estate, the Improvements, the Personal Property, the Leases, the Rents, and all other property covered by the Security Documents.

                  Completion Date shall mean 24 months from the date hereof.

                  Construction Consultant shall mean any architect and/or engineer designated by the Lender to be the Construction Consultant with respect to the Project pursuant to Section 5.19.

                  Contractor shall mean Roberts Properties Construction, Inc., the general contractor of the Project, or another contractor that shall be acceptable to the Lender.

                  Cumulative Net Operating Income Available for Debt Service shall mean net operating income from the Apartments for a certain period, plus amounts that have been deducted for depreciation and amortization and interest expense in determining net income for such period. In determining net operating income, operating expenses to be deducted shall be the greater of the actual operating expenses for such period (which shall include all cash expenses and any expenses that are accruing, including property taxes and insurance) or twenty-seven percent (27%) of gross revenues generated by the Apartments for such period.

                  Debt Service shall be calculated as the amount of monthly installments of principal and interest that would be required to be paid on the Loan during a 6-month period, based on actual principal payments made and the interest rate then in effect for such period, but in no event less than


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the greater of (i) two percent (2.0%) above the then current 10-year Treasury
Note or (ii) seven percent (7.0%).

                  Debt Service Coverage Ratio shall mean the ratio of Cumulative Net Operating Income Available For Debt Service for any consecutive 6-month period to Debt Service for such period.

                  Development Budget shall mean a budget for the Project showing in reasonable detail the cost of all materials and work necessary to acquire and complete the Project in accordance with the Plans.

                  Event of Default shall have the meaning attributed to that term in Article VI.

                  Final Certificates of Occupancy shall mean those certificates of occupancy and/or other applicable governmental or quasi-governmental certificates of completion for the Apartments, issued by the Governmental Authority having jurisdiction over the Apartments, and certifying that with respect to the residential components of the Apartments, as well as the leasing office, clubhouse, maintenance building and similar components of the Apartments, all portions of such components may be lawfully occupied and used for the uses and purposes set forth in the Loan Documents.

                  Final Completion shall mean the completion of the construction of the Improvements and the Project. For purposes of this Agreement, Final Completion shall be deemed to have occurred when (i) all work contemplated by the Plans and the construction contract with the Contractor shall have been completed to the reasonable satisfaction of the Construction Consultant free of liens (or, in the Lender's reasonable discretion, with liens bonded off); (ii) Final Certificates of Occupancy covering the entire Project have been issued and remain in full force and effect and the residential components of the Apartments are ready for occupancy; and (iii) the Contractor shall have issued its final request for payment which shall have been approved by Borrower, the Lender and the Construction Consultant.

                  Governmental Authority shall mean any federal, state, county or municipal agency, authority, department, commission, bureau, board or court.

                  Governmental Requirements shall mean all laws, rules, ordinances, judgments, decrees, codes, and orders of any Governmental Authority applicable to the Borrower, the Guarantor or any of the Collateral.

                  Guarantor shall mean Roberts Realty Investors, Inc., a Georgia corporation.

                  Guaranty Agreement shall have the meaning attributed to that term in Section 2.06.

                  Improvements shall have the meaning attributed to that term in the Mortgage.

                  Leases shall have the meaning attributed to that term in the Mortgage.


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                  Liabilities shall mean (i) the indebtedness evidenced by the
Note, and all interest thereon and any and every extension, renewal and modification thereof and all costs, expenses and charges payable with respect to the Loan Documents, (ii) the compliance with all of the stipulations, covenants, agreements, representations, warranties and conditions contained in the Loan Documents and (iii) all indebtedness, obligations and liabilities of the Borrower to the Lender with regard to any interest rate swap or interest rate hedge agreement (or other similar derivative product) now existing or hereafter executed that is related to the Note.

                  LIBOR-Based Rate shall mean a rate per annum determined pursuant to the following formula:

                           LBR = LDQ+M

                           Where:

                           LBR = LIBOR-Based Rate

                           LDQ = LIBOR Dealer Quote, and

                           M   = 200 basis points

                  LIBOR-Based Rate Period shall mean a 30, 60 or 90-day period of time with respect to which the Loan (or an outstanding portion thereof) bears interest at a LIBOR-Based Rate.

                  LIBOR Dealer Quote shall mean, with respect to any time at which the LIBOR-Based Rate is to be determined, the rate of interest with respect to any interest period during which interest is accruing at a rate based upon LIBOR, the rate per annum equal to the quotient of (i) the indicated offered rate at 10:00 A.M. (Birmingham, Alabama time) (or as soon thereafter as practicable) in the London interbank market for deposits in U.S. dollars as published in the Wall Street Journal or such other comparable financial information reporting service used by the Lender at the time such rate is determined, in an amount comparable to the then current outstanding principal balance on which interest is accruing at a rate based upon LIBOR and for a period comparable to the LIBOR-Based Rate Period during which the LIBOR-Based Rate is to be in effect, divided by (ii) a number equal to 1.00 minus the LIBOR Reserve Requirement, the rate so determined to be rounded upwards to the nearest whole multiple of 1/100 of 1%.

                  LIBOR Reserve Requirement shall mean the percentage (expressed as a decimal) prescribed by the Board of Governors of the Federal Reserve System (or any successor), on the date on which the LIBOR-Based Rate is determined, for determining the reserve requirements of the Lender with respect to liabilities relating to time deposits purchased in the London interbank market having a maturity equal to the period during which the LIBOR-Based Rate will be in effect and in an amount equal to the applicable outstanding amount of the Loan, without any benefit or credit for any proration, exemptions or offsets under any now or hereafter applicable regulations.


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                  Lien shall mean any mortgage, pledge, assignment, charge,
encumbrance, lien, security interest or other preferential arrangement of any kind or nature whatsoever.

                  Loan shall have the meaning attributed to that term in Section 2.01.

                  Loan Documents shall mean this Agreement, the Note, the Security Documents and all other documents now or hereafter executed or delivered in connection with the Loan or any of the foregoing documents, or to evidence or secure the Loan, and all amendments thereto.

                  Margin shall mean the margin (expressed in terms of basis points) to be used to determine the LIBOR-Based Rate in accordance with the following:

                           LIBOR-Based
                           Rate Margin: 200 basis points

                  Margin Stock shall have the meaning attributed to that term in Regulation U of the Federal Reserve Board, as amended.

                  Material Deviation shall mean a change or changes in the construction contract for the Project exceeding $100,000 per single change order or $350,000 in the aggregate for all change orders.

                  Maturity Date shall mean March 10, 2006, unless extended to March 10, 2007 or March 10, 2008, pursuant to Section 2.10 hereof.

                  Mortgage shall have the meaning attributed to that term in
Section 2.05.

                  Note shall have the meaning attributed to that term in Section 2.01.

                  Obligors shall mean the Borrower and the Guarantor.

                  Person shall include natural persons, sole proprietorships, corporations (which shall be deemed to include business trusts), unincorporated organizations, associations, companies, institutions, entities, joint ventures, partnerships, limited liability companies, governments (whether national, federal, state, county, city, municipal or otherwise) and any governmental instrumentality, division, agency, body or department.

                  Personal Property shall have the meaning attributed to that term in the Mortgage.

                  Plans shall mean the final working plans and specifications for the Project prepared by (i) The Preston Phillips Partnership, Inc., dated July 28, 1999 (with most recent revision date of February 10, 2000) and (ii) Watts Leaf Architects, P.A., dated January 31, 2001, and all amendments and modifications thereto, as approved by the Lender.


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                  Prime Rate shall mean the rate of interest established by the
Lender from time to time as its "prime rate". The prime rate is an index rate used by the Lender to establish lending rates and may not necessarily be the Lender's most favorable lending rate. Any change in the interest rate on said debt caused by a change in the prime rate shall take effect on the effective date of such change in the prime rate as established by the Lender without notice to the Borrower or any other action by the Lender. Interest shall be computed on an Actual/360 Basis.

                  Project shall mean the construction project described in the Plans.

                  Real Estate shall have the meaning attributed to that term in the Mortgage.

                  Rents shall have the meaning attributed to that term in the Mortgage.

                  Security Documents shall mean the Mortgage, the Assignment, the Guaranty Agreement and any other documents and agreements now or hereafter executed by the Borrower or the Guarantor in favor of the Lender securing, guaranteeing or relating to the Loan.

                                   ARTICLE II.

                            LOAN TERMS AND COLLATERAL

                  SECTION 2.01. Note. On the terms and conditions set forth in this Agreement, the Lender agrees to make a loan to the Borrower in a principal amount not exceeding $24,000,000 (the aggregate principal amount of Advances outstanding from time to time shall be herein referred to as the "Loan"). The Loan shall be evidenced by a promissory note (the "Note") payable to the order of the Lender, duly executed by the Borrower, dated the date of this Agreement, in the principal amount of $24,000,000, bearing interest on amounts advanced and outstanding thereunder from the date advanced until paid at the rate per annum as set forth therein.

                  SECTION 2.02. Advances. The Lender shall, upon the terms and subject to the conditions set forth in this Agreement, advance the proceeds of the Loan to the Borrower in installments ("Advances") from time to time at the request of the Borrower. Advances shall be made no more frequently than once in each calendar month, and the Loan must be current and not in default prior to any Advance. The Lender may, at its option, make Advances by (i) depositing to the Borrower's account with the Lender or (ii) if an Event of Default has occurred, delivering to the Borrower a check payable to the Borrower and any persons owed money with respect to the Project; provided, however, that nothing in this Agreement shall be construed to impose on the Lender any duty to pay bills related to the Project or to see that such bills are paid. The Lender's obligation to make Advances hereunder shall terminate, if not sooner terminated pursuant to the provisions of this Agreement, six (6) months after the Completion Date. Notwithstanding anything to the contrary set forth in this Agreement, the Lender may, at its option, without any request therefor by the Borrower, make Advances on the 10th day of each month for the Lender's account for the purpose of paying any interest or expenses then due to the Lender with respect to the Loan.


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                  SECTION 2.03. Applicable Interest Rates. The Loan shall bear interest at the LIBOR-Based Rate subject to the requirements hereinafter stated. For any period of time with respect to which the Borrower does not elect an interest rate, the Loan shall bear interest at the LIBOR-Based Rate with a 30-day LIBOR-Based Rate Period. The Borrower's right to elect the LIBOR-Based Rate shall be subject to the following requirements: (i) no more than three (3) LIBOR Contracts (as defined in Section 2.03A below) may be outstanding at any one time and (ii) each LIBOR-Based Rate Period shall have a maturity selected by the Borrowers of 30, 60 or 90 days; provided, however, that no LIBOR-Based Rate Period selected for the Loan shall have a maturity date later than the Maturity Date.

                  A. Procedure for Exercising Interest Rate Options. The Borrower may elect to have a particular LIBOR-Based Rate apply to the Loan (which election shall be known hereunder as a "LIBOR Contract") by giving the Lender at least one Business Day's prior written notice, using the notice of interest rate selection attached hereto as Schedule 2.03A. Such notice shall set forth the following: (a) the date on which the LIBOR-Based Rate will become applicable, (b) the duration of the said LIBOR Contract and (c) the outstanding principal amount of the Loan to be subject to such LIBOR Contract. On the day that a requested LIBOR-Based Rate is to become applicable, the Lender shall use its best efforts to notify the Borrower by telephone of the Lender's estimate of the applicable LIBOR-Based Rate by 10:00 a.m., Birmingham, Alabama time, or as early on that day as may be practical in the circumstances. The Lender shall not be required to provide an estimate of the LIBOR-Based Rate on any day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market. If the Borrower does not immediately accept a LIBOR-Based Rate quoted by the Lender, the Lender may, in view of changing market conditions, review the quoted LIBOR-Based Rate at anytime. If the Lender and the Borrower attempt to agree on a LIBOR-Based Rate but fail so to agree, or if there is any uncertainty as to whether or not the Lender and the Borrower have agreed upon a LIBOR-Based Rate, interest shall accrue on the Loan at the then applicable LIBOR-Based Rate with a 30-day LIBOR-Based Rate Period. At the request of the Borrower, the Lender shall confirm in writing or by telephone the setting of a LIBOR-Based Rate, the amount of such rate and the LIBOR-Based Rate Period.

                  B. LIBOR-Based Rate. An Advance or the Loan, as the case may be, shall bear interest from the date a LIBOR-Based Rate becomes applicable thereto until the end of the applicable LIBOR-Based Rate Period on the unpaid principal balance of the Advance or the Loan, as the case may be, at the LIBOR-Based Rate on an Actual/360 Basis.

                  C. Termination of LIBOR-Based Rate; Increase in LIBOR-Based Rate.

         (a) If at any time the Lender shall reasonably determine (which determination, if reasonable, shall be final, conclusive and binding upon all parties) that:

                  (i) by reason of any changes arising after the date of this Agreement affecting the London interbank market or affecting the position of the Lender in such market, adequate and fair means do not exist for ascertaining the LIBOR-Based Rate by reference to the LIBOR Dealer Quote; or


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                  (ii) the continuation by the Lender of Advances or the Loan at the LIBOR-Based Rate or the funding thereof in the London interbank market would be unlawful by reason of any law, governmental rule, regulation, guidelines or order; or

                  (iii) the continuation by the Lender of Advances or the Loan at the LIBOR-Based Rate or the funding thereof in the London interbank market would be impracticable as a result of a contingency occurring after the date of this Agreement that materially and adversely affects the London interbank market;

then, and in any such event, the Lender shall on such date give notice (by telephone and confirmed in writing) to the Borrower of such determination. The obligation of the Lender to permit interest to be computed thereon at the LIBOR-Based Rate shall be terminated, and interest shall thereafter be computed on the Loan at the then applicable Prime Rate. Notwithstanding anything contained to the contrary in this Section 2.03C, the then-outstanding Loan bearing interest at a LIBOR-Based Rate shall continue to bear such rate until the end of its applicable LIBOR-Based Rate Period.

         (b) It is the intention of the parties that the LIBOR-Based Rate shall accurately reflect the cost actually incurred by the Lender of maintaining the applicable outstanding amount of the Loan during any LIBOR-Based Rate Period in which interest accrues thereon at a LIBOR-Based Rate. Accordingly, if by reason of any change after the date hereof in any applicable law or governmental rule, regulation or order (or any interpretation thereof and including the introduction of any new law or governmental rule, regulation or order), including but not limited to any change in the Assessment Rate or the LIBOR Reserve Requirement, the cost actually incurred by the Lender of maintaining the LIBOR-Based Rate or funding the same by means of a London interbank market time deposit, shall increase, the LIBOR-Based Rate shall be adjusted as necessary to reflect such actual change in cost incurred by the Lender, effective as of the next date on which the Borrower requests that the Loan bear interest at a LIBOR-Based Rate.

                  D. Breakage Costs. If any prepayment of all or any portion of the Loan shall occur on any day other than the last day of the applicable LIBOR-Based Rate Period, the Borrower shall pay to Lender, within three (3) Business Days of any written demand sent by the Lender to the Borrower, any amounts required to compensate the Lender for any additional losses, out-of-pocket costs or expenses which Lender incurs as a result of such prepayment, including, without limitation, any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by the Lender to maintain the Loan.

                  SECTION 2.04. Payments. Principal and interest on the Note shall be due and payable as follows:

                  (a) Interest Only Period. Commencing April 10, 2002, and continuing on the same day of each month thereafter through March 10, 2005, interest only shall be payable on the then outstanding principal balance of the Note.

                  (b) Amortization Period. Commencing on April 10, 2005, and continuing on the same day of each month thereafter through the payment due on February 10, 2006, principal


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         and interest shall be payable in monthly installments, with the principal portion of such installments calculated on an assumed amortization period of thirty (30) years at an assumed interest rate of seven percent (7.0%), plus actual interest. The entire principal balance of said debt, together with accrued interest thereon, shall be due and payable in full on March 10, 2006, which PAYMENT SHALL BE a balloon payment.

                  (c) First Extension Option. If the Borrower exercises the first extension option described in Section 2.10 below and is granted a twelve (12)-month extension of the Loan, the March 10, 2006 payment shall be another payment of principal and interest, and similar payments of principal and interest (utilizing the same amortization schedule) shall be made on the 10th day of each consecutive month through the payment due on February 10, 2007. The entire principal balance of said debt, together with accrued interest thereon, shall be due and payable in full on March 10, 2007, which payment shall be a balloon payment.

                  (d) Second Extension Option. If the Borrower exercises the second extension option described in Section 2.10 below and is granted another twelve (12)-month extension of the Loan, the March 10, 2007 payment shall be another payment of principal and interest, and similar payments of principal and interest (utilizing the same amortization schedule) shall be made on the 10th day of each consecutive month through the payment due on February 10, 2008. The entire principal balance of said debt, together with accrued interest thereon, shall be due and payable in full on March 10, 2008, which payment shall be a balloon payment.

                  SECTION 2.05. Security Documents. As security for the Liabilities, the Borrower shall execute and deliver to the Lender at closing (a) a Deed of Trust, Security Agreement and Assignment of Rents and Leases (the "Mortgage") dated the date of this Agreement, granting to the Lender, among other things, a first priority lien on the Real Estate and the Improvements, a first priority security interest in the Personal Property and a first priority assignment of the Leases and the Rents; and (b) an Assignment of Contract Documents (the "Assignment") dated the date hereof and granting to the Lender a first priority security interest in the design and construction contracts related to the Project.

                  SECTION 2.06. Guaranty Agreement. Concurrently with the execution of this Agreement, the Guarantor shall execute and deliver to the Lender a Guaranty Agreement (the "Guaranty Agreement") wherein the Guarantor irrevocably and unconditionally guarantees the Loan, all interest accrued thereon, all costs and expenses incurred in connection therewith and all extensions and renewals thereof.

                  SECTION 2.07. Prepayment.

                  (a) The Borrower may at any time prepay all or any part of the Loan without penalty or fee but subject to the terms of Section 2.03D above. The Borrower shall pay all interest accrued to the date of prepayment on any amount prepaid. The Borrower shall not reborrow any amount that is prepaid.


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                  (b) Any insurance proceeds or condemnation award received as a result of damage to or condemnation of the Collateral, to the extent that such proceeds or award are not used to repair or restore the Collateral as provided in the Mortgage, shall be applied promptly to the prepayment of the Loan, without prepayment penalty or premium.

                  SECTION 2.08. Loan Fee. The Borrower shall pay the Lender at closing a loan fee in the amount of $165,000. The loan fee was fully earned by the Lender when the Lender's commitment was accepted and shall be non-refundable, whether or not any credit is extended hereunder.

                  SECTION 2.09. Time, Place and Application of Payments. All amounts payable under the Loan Documents, including principal, interest, other fees and charges, and reimbursement for expenses, shall be made to the Lender on or before 2:00 p.m. (Birmingham time) on the date on which such payment is due, at the main office of the Lender in Birmingham, Alabama, in immediately available funds. Payments received by the Lender shall be applied first to expenses, fees and charges, then to interest and finally to principal.

                  SECTION 2.10. Options to Extend Loan.

                  A. Period of Extension. The Borrower may elect to extend the term of the Loan as follows:

         (i) Upon payment of a fee equal to 6.25 basis points of the then outstanding principal balance of the Loan (which fee shall be due at the time of election), the term of the Loan may be extended until March 10, 2007.

         (ii) Upon payment of a fee equal to 12.5 basis points of the then outstanding principal balance of the Loan (which fee shall be due at the time of election), the term of the Loan may be extended until March 10, 2008.

                  B. Conditions of Extension. The options to extend as set out in (A) above may be exercised only upon fulfillment of the following conditions:

         (i) The election is made by written notice to the Lender no earlier than ninety (90) days prior to the then applicable Maturity Date, and no later than thirty (30) days prior to the then applicable Maturity Date;

         (ii)     Final Completion has occurred;

         (iii)    No Event of Default has occurred hereunder and is continuing;
                  and

         (iv) The Apartments have achieved (a) a Debt Service Coverage Ratio of no less than 1.2 to 1.0 (in order to be granted the first extension option) or (ii) a Debt Service Coverage Ratio of no less than 1.25 to 1.0 (in order to be granted the second extension option). If the Apartments have not achieved the applicable Debt Service


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                  Coverage Ratio required hereunder, the borrower shall
                  nonetheless be granted the applicable twelve (12)-month extension (assuming all other conditions imposed herein are fulfilled) if the Borrower makes a principal prepayment on the Loan in an amount which, if taken into consideration when calculating the Debt Service Coverage Ratio, would have resulted in a Debt Service Coverage Ratio which complies with the terms of this Section 2.10(B)(v). No prepayment penalty or fee shall be assessed by the Lender in the event of any such principal prepayment.

                  C. Costs and Expenses. All costs and expenses of the Lender in connection with the matters addressed in this Section 2.10, including attorneys' fees, recording costs and title premiums, shall be borne by the Borrower.

                                  ARTICLE III.

                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to Lender as follows:

                  SECTION 3.01. Organization, Powers, Existence, etc. (a) The Borrower is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Georgia. (b) The Borrower has the partnership power and authority to own its properties and assets (including, without limitation, the Collateral) and to carry on its business as now being conducted and is duly qualified to do business in every jurisdiction wherein such qualification is necessary, specifically including but not limited to the State of North Carolina. (c) The Borrower has the partnership power to execute and perform this Agreement, to borrow hereunder and to execute and deliver the Note and the Security Documents.

                  SECTION 3.02. Authorization of Borrowing, etc. The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution and delivery of the Note and the Security Documents by the Borrower
(a) have been duly authorized by all requisite partnership action (including any necessary general partner action), and (b) will not violate any provision of law, any order of any court or other agency of government, the partnership agreement of the Borrower or any indenture, agreement or other instrument to which Borrower is a party, or by which the Borrower or any of its properties or assets (including, without limitation, the Collateral) are bound, or be in conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under, any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets (including, without limitation, the Collateral) of the Borrower, except as contemplated by this Agreement and the Security Documents.

                  SECTION 3.03. Liabilities. The most recent balance sheet for the Borrower furnished to the Lender accurately reflects the Borrower's obligations for borrowed money or other debts, obligations and liabilities, direct or contingent.


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                  SECTION 3.04. Taxes. Each Obligor has filed or caused to be filed all federal, state and local tax returns which are required to be filed, and has paid or has caused to be paid all taxes as shown on said returns or on any assessment received by it to the extent that such taxes have become due.

                  SECTION 3.05. Title to Collateral. The Borrower has good and marketable title to all its properties and assets (including, without limitation, the Collateral) reflected on the balance sheet referred to in
Section 3.03 hereof except as encumbered by any liens reflected on said balance sheet and except for such properties and assets (other than the Collateral) as have been disposed of since the date of said balance sheet as no longer used or useful in the conduct of its business or as have been disposed of in the ordinary course of the business thereof. The Collateral is free and clear of mortgages, pledges, liens, charges and other encumbrances, except as otherwise permitted or required by the provisions of this Agreement or the Security Documents.

                  SECTION 3.06. Litigation. There are no actions, suits or proceedings (whether or not purportedly on behalf of the Borrower) pending or, to the best knowledge of the Borrower, threatened against or affecting the Borrower, at law or in equity or by or before any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which involve any of the transactions contemplated in this Agreement or the Security Documents or the possibility of any judgment or liability that may result in any material adverse change in the business, operations, properties or assets (including, without limitation, the Collateral), or in the condition, financial or otherwise, of the Borrower, and the Borrower is not, to the best knowledge of the Borrower, in default with respect to any judgment, writ, injunction, decree, rule or regulation of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

                  SECTION 3.07. Agreements. To the best of its knowledge, the Borrower is not a party to any agreement or instrument, or subject to any charter or other partnership restriction, materially and adversely affecting its business, properties or assets (including, without limitation, the Collateral), operations or condition, financial or otherwise, and the Borrower, to the best of its knowledge, is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party, which default would have a material adverse effect upon its business, properties or assets (including, without limitation, the Collateral), operations or condition, financial or otherwise.

                  SECTION 3.08. Federal Reserve Board Regulations. The Borrower does not intend to use any part of the proceeds of the Loan for the purpose of purchasing or carrying any Margin Stock or retiring any debt incurred to purchase or carry any Margin Stock.

                  SECTION 3.09. The Project.

                  (a) The construction and use of the Apartments as an apartment complex will not violate any restrictive covenant or any applicable zoning, planning or building restriction or other Governmental Requirements.

                  (b) The Real Estate has convenient and adequate access to all electric, gas, water, sewer, telephone and other utility services necessary for the construction and intended use of the Apartments.

                  (c) The Real Estate has access to existing public roads and highways (including all necessary rights and governmental approvals for related ingress and egress) that is adequate for the intended use of the Apartments.

                  (d) The Apartments, when completed, will comply with all applicable building codes and standards and other applicable Governmental Requirements.

                  SECTION 3.10. Construction. The Project will be constructed by the Contractor substantially in accordance with the Plans. The Lender shall be furnished with fully executed counterparts of all contracts with architects, engineers and the Contractor (and upon request, any subcontractors) in regard to the Project, which contracts shall include any and all amendments and modifications thereto. Any Material Deviation from the Plans must be approved by the Lender in writing.

                                  ARTICLE IV.

                              CONDITIONS OF LENDING

                  SECTION 4.01. Representations and Warranties. On the date of each Advance hereunder, the representations and warranties set forth in Article III hereof shall be true and correct on and as of such date with the same effect as though such representations and warranties had been made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date.

                  SECTION 4.02. No Default. On and as of the date hereof and on and as of the date of each Advance hereunder, Borrower shall be in compliance with all the terms and provisions set forth in this Agreement on its part to be observed or performed, and no Event of Default, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

                  SECTION 4.03. Supporting Documents. The Lender shall have received no less than one (1) Business Day before the date of the first Advance (or such other date or dates as shall be satisfactory to the Lender in its sole discretion) the following documents, which must be satisfactory in form and content to the Lender in its sole discretion:

                  (a) Plans and Specifications. A copy of the final Plans, certified by the Borrower and approved by the Lender. The Plans shall not be changed or added to without the prior written consent of the Lender, if such change or addition constitutes a Material Deviation.

                  (b) Lien Waiver. A lien waiver affidavit executed by the Contractor.

                  (c) Survey. A current survey of the Real Estate prepared and certified by a registered land surveyor or engineer, dated not earlier than thirty (30) days prior to the date of the first Advance, showing the relation of the Real Estate to public roads for access purposes, the location of all structures then situated on the Real Estate and all easements, rights-of-way, encroachments, setback lines and other encumbrances visible or listed in the title insurance policy delivered to the Lender, and certifying that no part of the Project is located within a flood plain. The surveyor's certification must be in the form of Exhibit A attached hereto, and such certification must be true and correct in all respects.

                  (d) Governmental Approvals. Copies of all permits, licenses, certificates, authorizations and other governmental approvals required for the commencement of construction of the Project and written evidence that the intended use of the Apartments is in accordance with all applicable zoning, planning and building restrictions.

                  (e) Development Budget: Sources and Uses of Funds Statement. The Development Budget for the Project and a sources and uses of funds statement for the Project, together with a detailed breakdown of all hard construction costs submitted on AIA Form G702-703.

                  (f) Insurance Policies. The original or copies certified by the agent as to be true and correct of all insurance policies as described in Schedule 4.03(f) attached hereto.

                  (g) Title Insurance. A loan or mortgagee title insurance policy issued by a company acceptable to the Lender in standard ALTA form insuring the mortgage lien created by the Mortgage in an amount not less than the maximum principal amount of the Loan. Such policy must contain an endorsement that affirmatively insures against mechanics' and materialmen's liens in the form specified on Exhibit B attached hereto. Such policy must not contain an exception for matters that would be disclosed by an inspection or accurate survey of the Real Estate or any other exceptions or limitations that are not "Permitted Exceptions" under the Mortgage. The title policy shall also contain a pending disbursements clause stating: Pending disbursement of the full proceeds of the loan secured by the mortgage insured herein, this policy insures only to the extent of the amount actually disbursed but increases as each disbursement is made, up to the face amount of the policy, notwithstanding anything to the contrary set forth in this policy.

                  (h) Utilities. Evidence satisfactory to the Lender that the Real Estate has adequate access to all electric, gas, water, sewer, telephone and other utilities necessary for the construction and intended use of the Apartments.

                  (i) Opinion of Counsel. A favorable opinion by Holt Ney Zatcoff & Wasserman, LLP and Parker, Poe, Adams & Bernstein L.L.P., as counsel to the Obligors, in the form required by the Lender.

                  (j) Hazardous Waste Investigation. Such studies, investigations and reports as the Lender shall deem necessary or desirable to determine that no hazardous substances or pollutants, including asbestos, are now, or have ever been, located on the Real Estate or real estate adjacent thereto, including the Improvements, or if they have, what requirements must be met to bring the Real Estate, the adjacent real estate and any Improvements into compliance with all environmental Governmental Requirements.

                  (k) Geological Evaluation. Such studies, investigations and reports as the Lender shall deem necessary or desirable to determine the adequacy of soil compaction and the existence of any subsurface geological deficiencies or problems.

                  (1) Appraisal. An appraisal prepared by a state licensed or certified appraiser selected and retained by the Lender, which appraisal must show the value of the Real Estate and the Project to be at least $30,769,231, which appraisal must be in all respects satisfactory to the Lender.

                  SECTION 4.04. Required Equity. The Borrower shall furnish to the Lender at or prior to closing evidence satisfactory to the Lender that the Borrower has expended in connection with the Project an amount no less than $6,826,000. Once Final Completion has occurred, all construction costs related to the Project have been paid and the net operating income being generated by the Apartments is at least equal to the interest expense on the Loan, $225,000 (or whatever amount up to a maximum amount of $225,000 remains unadvanced under the Note) will be advanced to the Borrower as an equity refund so long as no Event of Default has occurred and is continuing. If the net operating income of the Apartments at such time is less than such interest expense, whatever amount remains unadvanced under the Note will be made available to the Borrower by the Lender (so long as no Event of Default has occurred and is continuing) in order to cover operating deficits at the Apartments. Notwithstanding anything to the contrary set forth in this Section 4.04, the Lender shall be under no obligation to advance any unadvanced proceeds of the Note to the Borrower after six (6) months after the Completion Date.

                  SECTION 4.05. Payments for Construction Costs. The Lender shall have received no less than three (3) Business Days before the date of each Advance, the proceeds of which will be used in whole or in part to pay costs incurred in the construction of the Project (or to reimburse the Borrower for such a payment), (i) an AIA Document G702 and G703 standard draw request form and certificate for payment, certified by both the Borrower and the Construction Consultant, and (ii) a date-down endorsement to the Lender's title insurance policy, showing that there are no new exceptions to said policy and that the amount of title insurance coverage has increased to the full amount advanced by the Lender hereunder, which amount shall include the amount of the proposed Advance. If the Advance is the final Advance, the Borrower shall provide to the Lender with the request for the Advance: (i) a certificate certifying that the construction of the Project has been substantially completed in accordance with the Plans; (ii) a certificate from each subcontractor with respect to the Project satisfactory to the Lender certifying that such subcontractor has been paid in full for all work performed or to be performed with respect to the Project, or if not, the amounts payable for such work, and releasing all lien rights with respect to the Project; (iii) a certificate of occupancy for each building included in the Project from the relevant Governmental Authority; and
(iv) an "as built" survey of the Real Estate, certified by a licensed surveyor satisfactory to the Lender, showing that the Project has been completed substantially in accordance with the Plans.

                  SECTION 4.06. Other Payments. The Lender shall have received, no less than three (3) Business Days before the date of each Advance, the proceeds of which will be used in whole or in part to pay a cost or expense other than construction costs (or to reimburse the Borrower for such a payment), an invoice, bill or statement describing in reasonable detail the purpose for which such payment is made and a statement relating to the payment of an item or category in the Development Budget.

                  SECTION 4.07. Undated Sources and Uses of Funds Statement. The Lender shall have received, no less than three (3) Business Days before the date of each Advance subsequent to the first Advance, an updated sources and uses of funds statement. Such statement must demonstrate that the amount of the Loan remaining to be disbursed after such Advance is made will be sufficient to pay all remaining costs to be incurred with respect to the Project.

                  SECTION 4.08. Certification of Borrower. The Lender shall have received, no less than three (3) Business Days before the date of each Advance subsequent to the first Advance, a written statement from the Borrower that there have been no changes in the Development Budget for the Project or a written certification specifying the changes which have been made in such budget.

                  SECTION 4.09. Retention of Counsel or Consultants. The Lender may, in its sole discretion, and at the expense of the Borrower, retain legal counsel or other consultants to review any documents and information delivered to the Lender pursuant to an Advance, and the Lender shall have no obligation to make an Advance until the Lender is satisfied that such documents and information are in good order and comply with this Agreement. The Lender will make each Advance within three (3) Business Days of the date on which the Borrower requests the Advance unless the Lender shall reasonably determine and notify the Borrower that Borrower has not satisfied the conditions precedent applicable to the Advance specified in this Agreement.

                  SECTION 4.10. Status of Project. On the date of each Advance hereunder, (a) the Project shall not have been materially damaged by fire, wind, flood, vandalism or other casualty, (b) neither the Project nor the Real Estate shall be subject to condemnation proceedings or negotiations for sale in lieu thereof and (c) the Lender must be reasonably satisfied that the Project is completed to an extent appropriate for the amount of the Loan advanced to the Borrower through such date and that all documents submitted to the Lender are in good order and comply with the terms and conditions of this Agreement.

                                   ARTICLE V.

                              COVENANTS OF BORROWER

                  From the date on which this Agreement is delivered until payment in full of the principal of and interest on the Loan and all other amounts payable by the Borrower under the Loan Documents and the termination of the Lender's obligation to make any further Advances hereunder, the Borrower covenants and agrees that, unless the Lender shall otherwise consent in writing:

                  SECTION 5.01. Construction of Project, Survey, etc. The Borrower shall locate and construct the Project substantially in accordance with the Plans and with all applicable ordinances, statutes, regulations and restrictions (including any building restrictions or use restrictions), and the requirements of all regulatory authorities. At the request of the Lender, the survey provided at closing shall be revised periodically during the construction of the Project to show progress in construction and shall be revised upon completion of the construction.

                  SECTION 5.02. Use of Loan Proceeds. The Borrower shall use the Loan proceeds only for the purpose of constructing the Project and for the payment of debts created in connection therewith and shall not commingle any of the Loan proceeds or any of the funds of the Borrower which are to be invested in the Project with the funds of any other entity or person or use any of the Loan proceeds for the construction of other improvements or another project. The Lender reserves the right, at any time, to require satisfactory proof as to the disposition made of any of the Loan proceeds. Nothing contained herein shall be construed to require the Lender to follow the disposition, or to monitor the proper application, of any funds advanced by the Lender.

                  SECTION 5.03. Payment of Bills, etc. The Borrower shall pay promptly all bills for labor and materials going into the construction of the Project and all other charges related to the Project, and shall submit to the Lender all invoices in an amount in excess of $500.00 relating to those costs. The Borrower shall, on each check used to pay costs related to the Project, identify the bill, invoice or statement being paid.

                  SECTION 5.04. Non-Sale or Encumbrance; Transfer. The Borrower will not, without the prior written consent of the Lender, sell, assign, transfer, convey or otherwise dispose of, or grant any mortgage, lien or other encumbrance on, or security interest in, any of the Collateral and will not permit or suffer any liens, statements of lien or suits seeking to establish or enforce a lien to be filed against any of the Collateral; provided, however, that the Borrower shall be permitted to convey the Collateral to the Guarantor
(i) in the event of a merger or consolidation transaction between the Borrower and the Guarantor or (ii) in the event all of the limited partnership units in the Borrower are converted to stock in the Guarantor. The Lender shall not seek reimbursement from the Borrower for any costs incurred by the Lender in conjunction with any such conveyance of the Collateral by the Borrower to the Guarantor so long as Borrower furnishes the Lender with an opinion letter from Borrower's counsel confirming the continued enforceability of the Loan Documents and first priority security interest in the Collateral (which opinion letter must be acceptable to the Lender in its reasonable discretion). The Borrower shall not be dissolved, liquidated or terminated, whether by operation of law or otherwise, except as otherwise provided in this Section 5.04. The liquidation or dissolution of the Borrower, the merger or consolidation of the Borrower with any Person other than the Guarantor, or the participation by the Borrower in a statutory share exchange with any other Person, shall be treated as a transfer of the Real Estate for purposes of this Section 5.04. Notwithstanding anything to the contrary set forth herein, the Borrower shall be permitted to request that the Lender allow the Borrower to convey the Collateral to a third party subject to the Mortgage and the other Loan Documents. Whether such a request will be granted shall be in the sole and absolute discretion of the Lender. In the event the Lender agrees to allow such a conveyance, the Lender shall require that (i) no Event of Default has occurred that is continuing (both at the time of the Borrower's request and at the time of the conveyance); (ii) the

Borrower and the prospective purchaser execute any documents deemed necessary by the Lender to reflect the conveyance, the assumption by said purchaser of all obligations under the Note and the other Loan Documents and the Lender's continued perfected security interest in the Collateral; and (iii) the Borrower pays all costs and expenses of the Lender related to such conveyance and loan assumption transaction, including without limitation, attorney's fees. The Borrower acknowledges that the foregoing list of requirements is not intended to be exhaustive and may be modified by the Lender in its sole and absolute discretion.

                  SECTION 5.05. Payment of Taxes, Insurance, etc. The Borrower shall pay all taxes, insurance premiums, recording fees, cost of title insurance, surveys, appraisals, attorneys' fees (including the reasonable fees and disbursements of counsel to the Lender) and all other expenses and costs of every kind reasonably incurred by the Lender in connection with (a) the making or collecting of the Loan, (b) the preparation and review of this Agreement (whether or not the transactions contemplated by this Agreement shall be consummated), the Note, the Security Documents and any other documents related thereto, (c) the enforcement of this Agreement, the Note and the Security Documents or any of the documents executed in connection with the Loan, (d) maintaining unimpaired the Lender's security and lien under the Security Documents, and (e) otherwise connected with, or growing out of, this transaction, including any such expenses and costs incurred in connection with the successful defense of any action, counterclaim, cross-claim or other claim asserted by any other party against the Lender in connection with any of the foregoing. The provisions of this Section 5.05 shall survive (i) the payment in full of the principal and interest on the Loan and all fees and charges with respect thereto and (ii) the termination of this Agreement.

                  SECTION 5.06. Insurance. The Borrower shall keep all Improvements fully insured at all times during construction and after completion, and shall keep fully insured the Personal Property, including, without limitation, all building materials at any time located on the Real Estate. All such insurance policies shall be issued by such companies and insure against such hazards as the Lender may reasonably require, and shall contain appropriate loss payable clauses in favor of the Lender and copies of said policies shall be deposited with the Lender. All premiums for such insurance shall be paid by the Borrower. All such policies shall contain a provision that they may not be canceled without giving the Lender at least thirty (30) days' prior written notice of such cancellation. All such insurance shall be for the full insurable replacement value of the property insured.

                  SECTION 5.07. Existence. The Borrower shall do or cause to be done all things necessary to preserve and keep in full force and effect its partnership existence, rights and franchises and comply with all laws applicable to it; at all times maintain, preserve and protect all franchises and trade names and preserve all the remainder of its property (including, without limitation, the Collateral) used or useful in the conduct of its business and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needful and proper repairs, renewals and replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

                  SECTION 5.08. Payment of Indebtedness, Taxes. The Borrower shall (i) pay its indebtedness and obligations in accordance with normal terms and (ii) pay and discharge or cause to be paid and discharged promptly all taxes, assessments and governmental charges or levies imposed upon it or upon its income and profits or upon any of its properties, including without limitation the Collateral, before the same shall become in default; provided, however, that the BORROWER shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity thereof shall be contested in good faith by appropriate proceedings and Borrower shall have set aside on its books adequate reserves with respect to any such tax, assessment, charge, levy or claim so contested.

                  SECTION 5.09. Financial Statements. The Borrower shall furnish to Lender:

                  (a) by March 31 of each year, the balance sheet of the Borrower as of the end of such year and the related statements of income and changes in financial position of the Borrower for such fiscal year, together with supporting schedules, all on a comparative basis with the prior fiscal year, in reasonable detail, prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, and audited and certified by independent certified public accountants of recognized standing selected by the Borrower and satisfactory to the Lender (the form of such certification also to be satisfactory to Lender), showing the financial condition, assets, liabilities and partners' equity of the Borrower at the close of such year and the results of the operations of the Borrower during such year;

                  (b) within forty-five (45) days after the end of the first three fiscal quarters in each fiscal year, financial statements similar to those referred to in Section 5.09(a), unaudited but certified by the President or Treasurer of the general partner of the Borrower, such balance sheet to be as of the end of each such quarter and such statement of income and changes in financial position to be for the period from the beginning of the fiscal year to the end of such quarter, in each case subject to audit and to year-end adjustments;

                  (c) with the statements submitted under Sections 5.09(a) and
         (b), a certificate signed by the President or Treasurer of the general partner of the Borrower to the effect that no Event of Default, nor any event which, upon notice or lapse of time or both, would constitute an Event of Default, has occurred or, if any such Event of Default or event has occurred, specifying the nature and extent thereof;

                  (d) no later than July 31 and January 31 of each year, an internally prepared operating statement for the Apartments (for the January through June or June through December period, as applicable) and current rent roll for the Apartments;

                  (e) promptly upon receipt thereof, copies of all other reports, management letters and other documents submitted to the Borrower by independent accountants in connection with any annual or interim audit of the books of Borrower made by such accountants; and

                  (f) as soon as practical, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower and the Apartments as the Lender may reasonably request.

                  SECTION 5.10. Litigation Notice. THE BORROWER shall promptly after the same shall have become known to any officer of the general partner of the Borrower, notify the Lender in writing of any action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency which, if adversely determined, might impair the ability of the Borrower to perform its obligations under this Agreement, might impair the right of the Borrower to carry on its business substantially as now conducted, or might materially and adversely affect the business, operations, properties (including, without limitation, the Collateral), assets or condition, financial or otherwise, of the Borrower.

                  SECTION 5.11. Default Notice. The Borrower shall promptly give notice in writing to the Lender of the occurrence of any Event of Default, or any event which upon notice or lapse of time or both would constitute such an Event of Default.

                  SECTION 5.12. Payment of Debt. The Borrower shall (i) make full and timely payment of the principal of, and interest on, the Loan and all other indebtedness, obligations and liabilities of the Borrower to the Lender, whether now existing or hereafter arising, and (ii) duly comply with all the terms and covenants contained in the Note, the Security Documents and all other instruments and documents given to the Lender in connection with or pursuant to this Agreement, all at the times and places and in the manner set forth therein.

                  SECTION 5.13. Further Assurances. The Borrower shall at its cost and expense, upon request of the Lender, duly execute and deliver, or cause to be duly executed and delivered, to the Lender such further instruments and do and cause to be done such further acts as may be reasonably necessary or proper to carry out more effectively the provisions and purposes of this Agreement and the Security Documents.

                  SECTION 5.14. Lender's Right of Access, etc. The Lender and its agents shall, at all reasonable times during the construction of the Project, have the right of entry and free access to the Project and the right to inspect all work done, labor performed and materials furnished in, on or connected with the Project, to inspect all books, subcontracts and records of the Borrower relating to the Project, and to demand and receive from the Borrower and the Borrower's Contractor, agents and employees any information regarding the Project, the Apartments and the finances connected therewith.

                  SECTION 5.15. Undisbursed Proceeds. At all times the Borrower will leave as the undisbursed portion of the Loan an amount sufficient to complete the Project in accordance with the Plans and to pay all bills and charges in connection therewith. If the Lender at any time reasonably believes that the undisbursed portion of the Loan is inadequate to complete the Project, the Borrower will, upon the Lender's request, pay out of the Borrower's own funds all costs of the Project until such time as the undisbursed portion of the Loan is, in the Lender's opinion, sufficient to complete the Project and pay all bills and charges in connection therewith.

                  SECTION 5.16. Re-Appraisals. The Borrower shall pay all expenses associated with any re-appraisals which may be requested by the Lender from time to time, if such appraisals are required by regulation or law.

                  SECTION 5.17. Further Documents. The Borrower shall execute all other agreements, affidavits, powers of attorney, pledges, assignments, conveyances, notes and other instruments which may reasonably be requested by the Lender in connection with the Loan.

                  SECTION 5.18. Construction Sign. The Borrower agrees, at the Lender's expense, to have a sign constructed and placed on the Real Estate in a location satisfactory to the Lender and the Borrower stating that the Project is being built with the proceeds of a construction loan by the Lender, said sign to be in the form and to conform to the specifications set forth in Exhibit C attached hereto, so long as such specifications do not violate any Governmental Requirements.

                  SECTION 5.19. Construction Consultant. The Lender shall commission, at the expense of the Borrower, a preliminary review of the Project and all related contracts, plans and specifications, geotechnical reports, environmental assessments and any other information relevant to the preparation of the site and completion of the Improvements. The purpose of the review is to confirm the feasibility of Project construction and the adequacy of the Borrower's projected Development Budget. The Lender shall have the right to employ the services of an inspecting architect or engineer to serve as the Lender's Construction Consultant to review the Borrower's request for Advances. The Borrower shall pay all reasonable fees and expenses of such inspecting architect or engineer. The Construction Consultant may from time to time, at such intervals as may be acceptable to the Lender, review the Plans and inspect the Project on the Lender's behalf. The Borrower shall cooperate fully with the Construction Consultant and give the Construction Consultant convenient access to the Project.

                  SECTION 5.20. Construction Contract. The Borrower's construction contract with the Contractor must provide for all work required to complete the Project and must contain the following items:

                  (a) a completion date (specified by day, month and year) satisfactory to the Lender, which shall not exceed the Completion Date;

                  (b) a cost-plus provision satisfactory to the Lender;

                  (c) a provision that no change (by change order or otherwise) shall be executed without the prior written consent of the Lender where said change constitutes a Material Deviation from the Plans, and no extension of the completion date may be made without the prior written consent of the Lender; and

                  (d) a provision for retainage from progress payments to the Contractor of at least 10% of each payment until the work is substantially complete; provided, however, that (i) no retainage will be withheld with regard to costs of materials, the Contractor's fee and the Contractor's overhead and (ii) payment in full may be made to those subcontractors whose work has been fully completed, but only if such subcontractors have submitted final lien waivers in a form acceptable to the Lender.

                  SECTION 5.21. Bank Accounts. All depository accounts relating to the construction of the Project must be maintained with the Lender throughout the term of the Loan.

                  SECTION 5.22. Tenant Lease Agreements. All tenant lease agreements for apartment units at the Apartments shall be substantially in the form attached hereto as Exhibit D.

                                   ARTICLE VI.

                         EVENTS OF DEFAULT AND REMEDIES

                  SECTION 6.01. Events of Default. The following shall constitute Events of Default under this Agreement:

                  (a) if the Borrower shall fail to pay to the Lender when due the principal or interest on the Loan or any other sum due under this Agreement, the Mortgage or any of the other Security Documents and such default shall continue unremedied for a period of five (5) days after the date the Lender gives the Borrower written notice of such default; or

                  (b) if the proceeds of the Loan or any part thereof are being, or shall at any time have been, diverted to a purpose other than those permitted hereunder; or

                  (c) if the Borrower fails to comply with any of the other provisions of this Agreement or of the Note, the Mortgage or the other Security Documents and such default shall continue unremedied for a period of thirty (30) days after the date the Lender gives the Borrower written notice of such default; or

                  (d) if any statement, representation or warranty contained herein or in the Mortgage or any of the other Security Documents or in any report, certificate or other instrument delivered to the Lender under this Agreement shall be untrue in any material respect at the time it was made; or

                  (e) if the Borrower conveys or further encumbers all or any part of the Collateral, without the prior written consent of the Lender; or

                  (f) if any lien, statement of lien or suit to enforce a lien is filed against any of the Collateral and the Borrower fails to have such lien satisfied or suit dismissed or to cause such lien to be removed from the Real Estate by the filing of a bond to discharge the lien, within forty-five (45) days after the date that Borrower received actual notice of such lien, statement of lien or suit; or

                  (g) if the Borrower at any time prior to the completion of the Project abandons the Project, or ceases work thereon for a period of more than twenty (20) consecutive calendar days, or fails diligently to prosecute the work on the Project; or

                  (h) if any Obligor fails to pay such Obligor's debts generally as they come due, or if a receiver, trustee, liquidator or other custodian is appointed for any Obligor or for any of the property of any Obligor, or if a petition in bankruptcy (whether for liquidation, reorganization, arrangement, wage earner's plan or otherwise) is filed by or against any Obligor, or if any Obligor applies for the benefits of, or takes advantage of, any law for relief of debtors, or enters into an arrangement or composition with, or makes an assignment for the benefit of, creditors; or

                  (i) if the Borrower becomes insolvent, or if of the Guarantor becomes insolvent or is replaced or withdraws as the general partner of the Borrower; or

                  (j) if any other event of default occurs under the Note, the Mortgage or any other Security Document; or

                  (k) if the Guarantor terminates its obligations under the Guaranty Agreement; or

                  (1) if the Guarantor fails to comply with the financial covenants described in the Guaranty Agreement or to provide the financial statements required under the Guaranty Agreement.

                  SECTION 6.02. Remedies. Upon the happening of any Event of Default hereunder, and after the notice and right to cure as provided in Section
6.01 hereof, the Lender may at its option take any or all of the following actions: (a) refuse to make any further Advances; (b) declare the total outstanding Advances and all other indebtedness, obligations and liabilities of the Borrower to the Lender, whether now existing or hereafter incurred, contracted or arising, immediately due and payable; (c) declare the Note in default and subject to foreclosure and foreclose the Mortgage by suit in equity or under power of sale and foreclose any other of the Security Documents in such manner as provided for therein and by applicable law; (d) enter into possession of the Real Estate and the Project, perform any work and labor and purchase any materials and fixtures which the Lender deems necessary or desirable to complete the Project substantially in accordance with the Plans or to protect the Project from damage or destruction, and employ watchmen to protect the Project from injury; all sums so advanced or paid by the Lender shall be deemed paid to the Borrower and shall be secured by the Mortgage and other Security Documents; and
(e) exercise any other remedies or rights which the Lender may have hereunder, under any other instruments executed in connection with this Loan or under applicable law. For the purposes set forth in this Section 6.02, the Borrower hereby constitutes and appoints the Lender its true and lawful attorney-in-fact, with full power of substitution in the premises, to complete the Project in the name of the Borrower, and hereby empowers the Lender to use any funds of the Borrower, including any funds which remain unadvanced under the Loan, for the purpose of completing the Project, and to perform all acts which in the judgment of the Lender are desirable or advisable to complete the Project, including, without limitation, the right to make additions or changes (if deemed reasonably necessary by the Lender in order to properly complete the Project) or corrections in the Plans; to employ contractors, subcontractors, agents, architects and inspectors; to pay, settle and compromise all bills and claims incurred in completing the Project and all existing bills and claims which may be liens against any of the Collateral; to execute all applications and certificates in the name of the Borrower which may be required by any of the contract documents entered into by the Borrower in connection with the construction of THE PROJECT; and to do any other act which the Borrower could do in its own behalf in order to enable the Lender to complete the Project. This power of attorney shall be deemed to be a power coupled with an interest and cannot be revoked. In addition to the other remedies set forth above, during the continuation of any event which upon notice or lapse of time or both would become an Event of Default, the Lender shall have no obligation to make any further Advances hereunder.

                                  ARTICLE VII.

                                  MISCELLANEOUS

                  SECTION 7.01. Notices. Any notice or other communication required or permitted to be given by this Agreement or the other Loan Documents or by applicable law shall be in writing and shall be deemed received (a) on the date delivered, if sent by hand delivery (to the person or department if one is specified below) with receipt acknowledged by the recipient thereof, (b) five
(5) Business Days following the date deposited in U.S. mail, certified or registered, with return receipt requested, or (c) one (1) Business Day following the date deposited with Federal Express or other national overnight carrier, and in each case addressed as follows:

                           to the Borrower:

                           8010 Roswell Road
                           Suite 120
                           Atlanta, Georgia 30350

                           to the Lender:

                           AmSouth Bank
                           P.0. Box 11007
                           Birmingham, Alabama 35288
                           Attention: Commercial Real Estate Loan Department

                  SECTION 7.02. Survival of Warranties: etc. All covenants, agreements, representations and warranties made in this Agreement, in the certificates delivered pursuant to this Agreement and in the Security Documents shall survive the making by the Lender of each Advance and the execution and delivery to the Lender of the Note and the Security Documents and shall continue in full force and effect so long as the Note is outstanding and unpaid and this Agreement has not been terminated by the Lender in writing. Whenever in this Agreement or in the Security Documents any party is referred to, such reference shall be deemed to include the successors and assigns of such party, except that the Borrower may not assign or transfer this Agreement or the Security Documents without the prior written consent of the Lender. All covenants, promises and agreements by or on behalf of the Borrower which are contained in this Agreement, the Note or the Security Documents shall bind the Borrower's successors and assigns and shall inure to the benefit of the successors and assigns of the Lender.

                  SECTION 7.03. Governing Law. This Agreement and the Note shall be construed in accordance with and governed by the laws of the State of Alabama.

                  SECTION 7.04. Non-Waiver. Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege UNDER THIS Agreement, the Security Documents or the Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise or the exercise of any OTHER right, power or privilege.

                  SECTION 7.05. Non-Business Days. Should any installment of the principal of, or interest on, the Note become due and payable on other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day, and in the case of an installment of principal, interest shall be payable thereon at the rate per annum specified in this Agreement during such extension.

                  SECTION 7.06. Modification; etc. No modification, amendment or waiver of any provision of this Agreement, the Security Documents or the Note, and no consent to any departure by the Borrower therefrom, shall be effective unless the same shall be in writing and signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to, or demand on, the Borrower in any case shall entitle the Borrower to any other or further notice or demand in the same, similar or other circumstances.

                  SECTION 7.07. Set-off. Upon the occurrence and during the continuance of any Event of Default the Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being expressly waived by the Borrower), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement or the Security Documents, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Lender agrees promptly to notify the Borrower after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lender under this Section 7.07 are in addition to all other rights and remedies (including, without limitation, other rights of set-off or pursuant to any banker's lien) which the Lender may have.

                  SECTION 7.08. Severability. Any provision of this Agreement, the Security Documents or any other Loan Document to which the Borrower is or is to be a party which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

                  SECTION 7.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but when taken together all such counterparts shall constitute but one agreement, and any party may execute this Agreement by executing any one or more of such counterparts.

                  SECTION 7.10. Participation. The Borrower understands that the Lender may from time to time enter into a participation agreement or agreements with one or more participants pursuant to which each such participant shall be given a participation in the Loan and that any such participant may from time to time similarly grant to one or more subparticipants subparticipations in the Loan. The Borrower agrees that any participant or subparticipant may exercise any and all rights of banker's lien or set-off with respect to the Borrower, as fully as if such participant or subparticipant had made a loan directly to the Borrower in the amount of the participation or subparticipation given to such participant or subparticipant in the Loan. For the purposes of this Section 7.10 only, the Borrower shall be deemed to be directly obligated to each participant or subparticipant in the amount of its participating interest in the amount of the principal of, and interest on, the Loan. Nothing contained in this Section 7.10 shall affect the Lender's right of set-off (under Section 7.07 or applicable law) with respect to the entire amount of the Loan, notwithstanding any such participation or subparticipation. The Lender may divulge to any participant or subparticipant all information, reports, financial statements, certificates and documents obtained by it from the Borrower or any other person under any provision of this Agreement or otherwise.

                  SECTION 7.11. Non-Liability of the Lender. The parties agree that notwithstanding anything to the contrary set forth elsewhere in this Agreement or any of the other Loan Documents:

                  (a) The Lender is not the agent, principal, co-venturer, partner or representative of the Borrower, and the Lender shall not be liable to materialmen, contractors, craftsmen, laborers or others for goods or services delivered by them to the Project, or for debts or claims accruing to them against the Borrower. There is to be no contractual relation, either express or implied, between the Lender and any materialmen, contractors, subcontractors, craftsmen, laborers, or any other person supplying any work, labor or materials to the Project by virtue of anything set forth in this Agreement or any of the other Loan Documents or otherwise.

                  (b) The Lender shall have no liability or obligation to any person in connection with the acquisition, construction, development or completion of the Project or any work performed thereon; and without limiting the generality of the foregoing, the Lender shall not be or become liable for (i) the performance or default of any contractor or subcontractor, (ii) any failure to construct, complete, protect or insure the Project, or any part thereof, or for the payment of any cost or expenses incurred in connection therewith, (iii) the performance or nonperformance of any obligation of any Obligor to the Lender or to any other person, or (iv) any act or omission in connection with the inspection of the Project or failure or refusal to inspect the Project.

                  (c) The Lender shall not have, and hereby expressly disclaims, any obligation or responsibility to any other person for the management, conduct or operation of the business and affairs of the Obligors.

                  (d) Any term or condition of any of the Loan Documents permitting the Lender to take or refrain from taking any action with respect to the Loan, any Obligor, or any of the Collateral shall be deemed to be solely for the benefit of the Lender, and the Lender may exercise or refrain from exercising any of its rights and remedies under any of the Loan Documents as in its sole discretion it deems necessary or desirable in order to ensure the timely payment of the Loan and to maintain and preserve the security afforded by the Collateral and to otherwise further the interests of the Lender, and such rights and remedies may not be relied upon by any other person.

                  (e) Nothing in this Agreement (including, without limitation, the provisions of Section 2.02) shall impose on the Lender any duty to pay any bills related to the Project or to see that such bills are paid.

                  (f) The engagement of a Construction Consultant shall not impose on the Lender any duty or responsibility to the Borrower or any other party to inspect the Project or cause the Project to be inspected, nor shall it impose on the Lender or the Construction Consultant any obligation or liability with respect to the manner in which the Project is constructed.

                  SECTION 7.12. Successors and Assigns, etc. Plural or singular words used in this Agreement to designate the Borrower shall be construed to refer to the person or persons, firm, partnership or corporation, whether one or more than one, obtaining the Loan from the Lender; all covenants and agreements made herein by the Borrower shall bind the heirs, personal representatives, successors and assigns of all those undersigned designated as the Borrower; and every option, right and privilege herein reserved or secured to the Lender shall inure to the benefit of the Lender's successors and assigns.

                  IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed by their respective duly authorized representatives, as of the date first set forth above.



                                    ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                                    a Georgia limited partnership authorized to do business in North Carolina as Roberts Properties Residential, Limited Partnership

                                    By: Roberts Realty Investors, Inc., a
                                        Georgia corporation, sole general
                                        partner

                                        By: /s/ Charles R. Elliott
                                           -------------------------------------
                                           Charles R. Elliott, Secretary and
                                           Treasurer



                                    AMSOUTH BANK



                                    By
                                      ---------------------------
                                      Its Vice President



 STATE OF GEORGIA          )

 FULTON COUNTY             )

         I, the undersigned, a Notary Public in and for said county in said State, hereby certify that Charles R. Elliott, whose name as Secretary and Treasurer of Roberts Realty Investors, Inc., a Georgia corporation and the sole general partner of Roberts Properties Residential, L.P., a Georgia limited partnership authorized to do business in North Carolina as Roberts Properties Residential, Limited Partnership, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said corporation, acting in its capacity as sole general partner of said limited partnership.

         Given under my hand and official seal this 19th day of February, 2002.


                                       /s/ ABIGAIL M. CARMICHAEL
                                       --------------------------------
                                       Notary Public
[SEAL]
AFFIX SEAL

My commission expires: June 17, 2005

STATE OF ALABAMA           )

JEFFERSON COUNTY           )

         I, the undersigned, a Notary Public in and for said County in said State, hereby certify that Lawrence Clark, whose name as Vice President of AmSouth Bank, a state banking corporation, is signed to the foregoing instrument and who is known to me, acknowledged before me on this day that, being informed of the contents of said instrument, he, as such officer and with full authority, executed the same voluntarily for and as the act of said banking corporation.

         Given under my hand and official seal this the ______ day of February, 2002.



                                       ---------------------------------
                                       Notary Public

 AFFIX SEAL

My commission expires:______________

                                   EXHIBIT A

                             SURVEYOR'S CERTIFICATE

         The undersigned hereby certifies to AmSouth Bank and ________________ (the "Title Insurance Company"): (a) that he is a duly registered land surveyor in the State of North Carolina; (b) that the plat to which this certificate is affixed (the "Plat") is a true, complete and correct survey of the property described therein (the "Property") being approximately _____ acres as further described by the Property Description on the Plat; (c) that the Plat is based upon a field survey made on _______________, by me or directly under my supervision in accordance with "Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys" jointly established by ALTA/ACSM in 1999 and that such field survey meets the accuracy requirement of a Class "A" survey as defined therein; (d) that the Plat correctly shows the location of all buildings, structures and other improvements on the Property; (e) that the Plat correctly shows the location of all easements, restrictions and rights-of-way described in title insurance commitment number ___________ dated as of _________________, issued by the Title Insurance Company (the "Title Commitment"); (f) that the legal description set forth in the Title Commitment is identical in all respects to the Property Description set forth on the Plat;
(g) except as shown on the Plat there are no discrepancies between the boundary lines of the Property as shown on the Plat and as described in the legal description of record; (h) that the Plat indicates existing surface and underground transmission lines or utilities, such as natural gas, telephone, telegraph, TV cable, water, sewage and electrical power, including pipeline type and sizes with all utility pole locations with overhead wires indicated and the nearest available services clearly shown and dimensional; (i) that, except as shown on the Plat, there are (i) no visible easements or rights-of-way on the Property or any other easements or rights-of-way thereon of which the undersigned has knowledge, (ii) no party walls on the Property,
(iii) no encroachments from the Property over adjoining premises, streets or roads by any buildings, structures or other improvements located on the Property, (iv) no encroachments on the Property by buildings, structures or other improvements located on adjoining property, (v) the boundary line dimensions as shown on the Plat form a mathematically closed figure within +/-
0.01 foot, and (vi) the boundary lines of the Property are contiguous with the boundary lines of all adjoining parcels, roads, highways, streets or alleys as described in their most recent respective legal description of record; (j) that the buildings, structures and other improvements located on the Property do not violate any building or setback lines; (k) that adequate ingress to and egress from the Property is provided by _____________________________ [list all streets], the same being a paved, dedicated public right of way maintained by ____________________ (name of maintaining authority); (1) that the undersigned has consulted the National Flood Insurance Program Maps and has found that, in accordance with said maps, Panel Number ______, dated ___________, no portion of the Property lies within a flood hazard area; (m) the Property does not serve any adjoining property for drainage, utilities, or ingress or egress; and
(n) the Property is not served by any adjoining property for drainage, utilities, or ingress or egress. All utilities, vehicular access and drainage necessary for the operations of the Property access the Property directly through public rights of way or publicly dedicated easements without reliance on private easement agreements or access through private property.



                                       -----------------------------------
                                       (Name of Surveyor, Registration No.)

                                   EXHIBIT B

Affirmative Insurance:

         Anything contained in the policy to the contrary notwithstanding, the company insures against loss or damage incurred by the insured by reason of the enforcement or attempted enforcement of any mechanic's or materialmen's lien or other liens for labor or materials arising at any time from the construction or installation of improvements on the real property described herein.

                                   EXHIBIT C

Financing Sign Specifications

                           SIGNAGE SPECIFICATIONS FOR
                               CONSTRUCTION SITE

         This exhibit should be given to sign painter to be used as opaque projection art.

                                [AMSOUTH LOGO]

       White Prime board or metal with dark royal blue letters / PMS 293

                                   EXHIBIT D

                              [Tenant Lease Form]

                                 see attached

                          RESIDENTIAL LEASE AGREEMENT
[ROBERTS                                                        [EQUAL HOUSING
  LOGO]               ROBERTS PROPERTIES RESIDENTIAL, L.P.     OPPORTUNITY LOGO]


This Agreement made the ____________ day of ________________, 20_____ is between
Roberts Properties Residential, L.P. (hereinafter called "Management"), and _______________________________________________ (hereinafter called "Resident"),
Management leases to Resident, and Resident rents from Management, Unit #______, located at ____________________________________________________________________
in the ______________________________________________________________ apartment complex under the following conditions.

WITNESSETH: That in consideration of the mutual covenants hereinafter set forth, the parties do hereby covenant and agree as follows:

1. TERMS. The initial term of this lease shall commence on ___________, 20_____, beginning at 12 Noon and shall expire on ___________ 20_____, at 12 Noon. If actual commencement of occupancy of the premises is delayed because of construction or the holding over of a prior resident, Management shall not be liable to Resident in any respect for such delay, and this lease shall remain in force subject to the following: a) the rent shall be abated on a daily basis during such delay, and b) Resident may terminate this lease by giving notice in writing to Management no later than the third day of such delay, whereupon Resident shall be entitled to a refund of resident security deposit.

2. RENT. Resident agrees to pay Management the sum of $____________ per month as rental. All rental shall be payable in advance either on or before the 1st day of each month during the term of this lease. Rent shall be payable at the Office of Management or at any such other place Management may designate. All rent shall be paid by personal check, cashiers check, certified funds, or money order. Management shall have the right to refuse any tender of payment in cash. As a convenience to residents, payments may be made or tendered by personal check issued and drawn on Resident's personal account at Management's option. No third party checks will be accepted or considered a proper tender for payment of rent. Only one (1) check can be accepted for rent per apartment home. Only after total rent is received will rent payment be accepted. Any additional sums or charges due from Resident, because of a breach or violation of this rental agreement, shall be due as additional rent. Such additional sum or charges shall include, but are not limited to, damages exceeding normal wear and tear to the apartment, or the apartment community property, when such damages are caused by Resident, Resident's family, occupant, guest, or invitee(s).
Management may increase the monthly rent during any month-to-month extension of the initial lease term by giving Resident at least thirty (30) days prior written notice whereupon Resident shall be liable for the increased rent unless Resident a) terminates this Agreement by written notice delivered to Management within thirty (30) days after receipt of the rent increase notice, such termination to be effective as of the effective date of the rent increase; b) vacates the apartment before said effective date, and c) pays all monies due through the effective date of termination.

3. LATE PAYMENT AND RETURNED CHECKS. Time is of the essence of this Agreement and if Management agrees to accept rent after the fifth of the month, a late charge of 10% shall be due as additional rent. In the event any check is dishonored by the bank for any reason, Resident agrees to pay Management $25 per check as a handling charge and all accrued late charges as additional rent. Replacement funds must be in certified funds or money order. In the event two
(2) checks are dishonored by the bank during any term of occupancy, Resident agrees to pay all future rent and charges in the form of a cashiers check, certified check, or money order. Management reserves the right to refuse payment of late rent, late fees, and returned check fees after Management serves Resident with a demand for rent or possession as provided for in Georgia's statutes.

4. SECURITY DEPOSIT. Resident agrees to deposit $_____________ with Management before taking possession of the unit as security for Resident's fulfillment of the conditions of this Agreement. Management agrees to refund this security deposit to Resident upon satisfaction of all of the following conditions or as otherwise required by applicable law. Deposit will be returned to Resident within 30 days after unit is vacated if:

   a) Lease term has expired or Agreement has been terminated by both parties in accordance with the expressed provisions thereof.

   b) Resident has paid all rentals required under the Agreement up to and including the date of expiration or termination of the term of the lease or the full notice period whichever is longer.

   c) The premises have been thoroughly cleaned and there are no defects or damages to the premises, normal wear and tear expected.

   d) Resident has given Management 60 days written notice prior to the date of expiration or termination of the term of the lease.

   e) Resident has provided Management with a written copy of the forwarding address of the Resident.

Deposit may be applied by Management to satisfy all or part of the Resident's obligations and such act shall not prevent Management from claiming damages in excess of the deposit. A charge of $50 will be made for replacing locks if all keys are not returned upon vacation of the premises.
Resident's Security Deposit will be retained in Escrow Account No. ____________ at ________________________________. Management retains interest earned on this account to cover processing expenses.

5. NON-REFUNDABLE PORTION OF GOOD FAITH DEPOSIT. Resident acknowledges that Resident has previously submitted to Management a good faith deposit in the amount of $_________________, $_________________, of which has been applied toward the security deposit listed in Paragraph 4 after Resident received a comprehensive list of existing damages and was afforded the opportunity to inspect the premises. Resident agrees that the remaining $_________________ is nonrefundable in accordance with the terms of the Application for Residency which Resident executed on _________________________.

6. MOVE-IN DATE. The proposed move-in date shall be _____________________, 20______. Rental shall be due from that date until the end of the month in the sum of $______________. Performance of all obligations, covenants, and conditions of this lease shall be due from both Management and Resident as of the move-in date.

7. ACCEPTANCE OF PREMISES. Resident accepts premises in "as is" condition as suited for the use intended. Defects and damages not reported to management shall be presumed to have first occurred during Resident's occupancy of the premises. Resident shall use reasonable diligence in care of the premises and shall maintain the premises in a safe and sanitary condition. All alterations, additions, and improvements made to the premises must have prior written approval of Management. Resident may not remodel or structurally change unit nor remove any fixture therefrom.

8. EARLY TERMINATION. Provided Resident is not in default hereunder at the time of giving the notice, Resident may terminate this Agreement before the expiration of the original lease term by satisfying all of the following conditions:

   a) Giving Management 60 days written notice of intent to cancel Lease Agreement.

   b) Paying all rentals and charges due through date of termination.

   c) Paying a termination fee equal to one month's rent.

   d) Forfeiting the security deposit to be applied to turnkey and preparation for new residency.

The foregoing shall not relieve Resident of his responsibilities and obligations regarding any damage to the unit.

9. RENEWAL TERMS. Either party may terminate this Agreement at the end of the initial term by giving the other party 60 days written notice prior to the end of the term. If notice is not given, then this Agreement will be extended on a month-to-month basis with all terms remaining the same until terminated by either party upon 30 days written notice; provided, however, that in such event the term "rent" as used in this Agreement shall be increased to the current market rate and shall include in addition a monthly payment equal to 10% of the current market rate as a month-to-month fee. Thirty (30) days written notice by either party is required prior to termination during such month-to-month term, notwithstanding the provisions of Paragraph 2 hereof allowing Resident to terminate this Agreement upon written notice to Management within thirty (30) days of Resident's receipt of a rent increase notice.

10. UTILITIES. Management shall furnish, without charge to Resident, the following utility:

       [ ] Garbage Collection

Resident agrees all utilities not checked above shall be Resident's sole responsibility and expense. Resident agrees to put said utilities in his/her name immediately upon signing this Agreement and promptly pay same when due. Resident acknowledges that continued occupancy in the apartment when any utility service has been cut off is hazardous. Resident agrees not to terminate, cut off, interrupt, or discontinue any utility service to the apartment, including, but not limited to, electricity, natural gas, sewer, sanitation and water. Breach of this provision shall constitute a default giving Management the right to termination immediately and to obtain possession of the apartment. Any charges billed to Management for utilities, due to Resident's breach of this provision, shall be due as additional rent.

Management shall in no event be liable for any interruption or failure of utility services required to be furnished by Management to the premises or any damages directly or proximately caused thereby, the only obligation of Management being reasonable diligence in its efforts to restore such services. Resident shall make a written request for any repairs or services to such utilities to any representative of Management at Premises, except in an extreme emergency in which event such notice may initially be given by telephone and later confirmed in writing to Management. Management shall not be responsible for stopped-up plumbing, drains, or disposals where such stoppage is caused by the introduction of foreign objects not intended for sewer disposal. Resident shall pay on demand all charges of repair for such stoppage.

11. PETS. No animals, birds, or pets of any kind shall be permitted in the unit without written consent of Management. If approved by Management, a Pet Addendum must be executed and will become a part of this lease agreement. Reasonable wear and tear does not include damage by pets.

12. USE. Premises shall be used for Residential purposes only and shall be occupied only by the persons named in Resident's Rental Application. Premises shall be used so as to comply with all state, county, and municipal laws and ordinances. Resident shall not use premises or permit it to be used for any disorderly or unlawful purpose or in any manner so as to interfere with other residents' quiet enjoyment of their unit.

13. REPAIRS. Resident accepts apartment in as-is condition as suited for the use intended. Resident understands and agrees the apartment equipment and fixtures will be under the control of Resident and agrees to keep said apartment together with the fixtures therein in a clean, sightly and sanitary condition. Management will make necessary repairs to apartment with reasonable promptness after receipt of written notice from Resident. If any damage beyond normal wear and tear is caused by Resident, then Resident shall be charged as additional rent the cost to repair or replace such damage.

14. RULES AND REGULATIONS. Resident and Resident's family and guests shall comply with all rules and regulations now or hereafter promulgated by Management including, without limitation, the printed Rules and Regulations; Addendum attached hereto.

15. DAMAGE OR DESTRUCTION OF PREMISES. In the event of damage to the premises by fire or other hazard and damages are such that occupancy can be continued, Management shall make repairs as needed with reasonable promptness and rent shall not abate during the period of such repairs. If the premises is made uninhabitable by fire, not the fault of Resident, this Agreement shall be terminated.

16. REIMBURSEMENT BY RESIDENT. Management will make necessary repairs to unit with reasonable promptness after receipt of written notice from Resident. If any damage, beyond normal wear and tear, is caused by Resident or his guests, Resident agrees to pay Management the cost of repair with the next rent payment.

17. ALTERATIONS. Resident shall make no changes, alterations or improvements of any kind in or to the apartment without Management's prior written consent. Resident shall not mark, paint, wallpaper, affix any flooring to, drill into, or in any way deface any part of the apartment, nor shall the Resident deface the inside or the outside of the building. If permission is given for any installations or improvements, they shall be made strictly in accordance with the direction and specifications of Management and in accordance with all requirements of law. All alterations, additions or improvements upon apartment made by either party pursuant to the provisions of this Agreement shall become the property of Management, and shall remain upon and be surrendered with the apartment as a part thereof at the end of the term hereof unless Management elects by written notice to Resident given not less than fifteen (15) days prior to the expiration or other termination of the term to have them removed, in which event the same shall be removed by resident forthwith at Resident's expense. All property and all installations and improvements required to be removed by Resident at the end of the Term which remain in the apartment after the end of the term shall be deemed abandoned by Resident and, at the election of Management, may either be retained in the apartment as Management's property or may be removed from the apartment by Management. In the event that Management incurs expenses in either removing Resident's abandoned property from the apartment or in restoring the damage caused to the apartment by the installations of Resident which have been removed, Resident shall be liable for the same. The provisions of this clause shall survive the expiration of the lease term.

18. HOLD OVER. Resident shall remove all of Resident's property and deliver possession of premises in a clean condition in good order and repair to Management upon termination or expiration of this Agreement. If Resident gives notice to vacate the premises and fails to completely vacate prior to the expiration of the notice, Resident shall be liable for two times the daily rental for each day he remains in the premises after expiration of the notice.

19. RIGHT OF ACCESS. Management shall have the right of access to premises, without notice, for inspection and maintenance during reasonable hours. In case of emergency, Management may enter at any time to protect life and prevent damage to the property. Resident authorizes Management to show the unit to prospective residents after Resident has given notice of termination.

20. SUBLET. Resident may not sublet premises or assign this lease without written consent of Management.

21. ABANDONMENT. If resident removes or attempts to remove personal property from the premises other than in the usual course of continuing occupancy without first having paid Management all monies due for proper termination of this agreement, the apartment may be considered abandoned, and Management shall have the right, without notice, to store and dispose of any property left on the premises by resident. Management shall also have the right to store or dispose of any Resident's property remaining on the premises after termination of this Agreement. Any such property shall be considered Management's property and title shall vest in Management. Management shall also have the right to re-rent the apartment after Resident abandons the same. Management, in its sole discretion, shall have the right to determine those other circumstances under which it considers the apartment to be abandoned. Resident agrees that such circumstances as evidence of his abandonment of the premises include, but are not limited to, the failure to pay rent or other charges, discontinuance of any utility service, failure to respond to any notices, phone calls or correspondence from Management within 3 days, or removal of resident's personal property from the apartment. Any one of the foregoing circumstances or other circumstances shall be sufficient to evidence an abandonment. In the event the apartment is abandoned, Management shall have the right, without notice, to secure the apartment with new locks, to store or dispose of any property or personal possessions left on the premises by Resident or Resident's family, occupants, guests or invitees, or to re-rent the apartment for new occupancy. Resident agrees that Management shall have no liability for any actions taken to secure the apartment, obtain possession of the premises, or store or dispose of any personal property or possessions found in the apartment when the Management deems the apartment to have been abandoned. Resident acknowledges and agrees that Management's acts or failure to act with regard to securing the apartment, obtaining possession of the premises or storing or disposing of any personal property or possessions found in the apartment under circumstances which are or may indicate abandonment are a contractual matter to which the resident has given his consent, and any alleged breach shall not give rise to a claim in tort nor to a claim for punitive damages.

22. DEFAULT BY RESIDENT. If Resident fails to pay any rent or other charges as and when due hereunder, or if Resident abandons the apartment or fails to perform any of its obligations hereunder, or if any facts contained in Resident's rental application are untrue or misleading, or in violation of rules/regulations, then, upon the happening of any said events, Resident shall be in default hereunder and Management may at its option terminate this Agreement by written notice to resident. Resident shall surrender possession of the apartment to Management upon the effective date of such termination notice and Resident shall be liable to Management for, and shall indemnify Management against, all rent loss and other expenses (for reletting, refurbishing, cleaning or otherwise making the apartment suitable for reletting) suffered or incurred by Management as a result of Resident's default and the termination of the agreement Management's application of the security deposit (if any) shall not relieve resident of liability for any other rent, charges, damages or other costs which may be due. Notwithstanding the commencement of a dispossessory proceeding and the issuance and execution of a writ of possession on account of any default by Resident, Resident shall remain liable to Management for all rent and other charges accrued through the date on which possession was obtained by Management and shall continue to be liable for any rental accruing thereafter until the earliest (a) the expiration of the terms of this lease or (b) the rerental of the apartment.

23. INDEMNIFICATION. Resident releases Management from liability for and agrees to indemnify Management against all losses incurred by Management as a result of a) Resident's failure to fulfill any condition of this agreement, b) any damage or injury happening in or about unit or premises to Resident's invitees or licensees or Management's other residents or such persons' property; if such damage or injury be due to the act or neglect of Resident, any guest of Resident or anyone in Resident's control or employ or if such damage or injury be due to any failure of resident to report in writing to Management any such defective condition, c) Resident's failure to comply with any of the requirements and posed by any governmental authority; and d) any judgment, lien or other encumbrance filed against unit as the result of resident's actions. Management shall not be liable for damage or loss or Resident's personal property and hereby advises Resident to obtain a policy of renter's insurance to protect such personal property.

24. NOTICES. Any notice required by this Agreement shall be in writing and shall be deemed to be given if delivered personally or mailed by registered or certified mail to resident at the address in the first sentence of this Agreement, and to Management at the apartment complex identified in the first sentence of this Agreement.

25. LIENS OR SALE. Residents' rights under this lease shall at all times be automatically junior and subject to any deed to secure debt which is now or shall hereafter be placed on premises of which unit is a part; if requested Resident shall execute promptly any certificate that Management may request to specifically implement the subordination of this paragraph. Any sale of the premises shall not affect this lease or any of the obligations of Residents hereunder, but upon such sale Management shall be released from all obligations hereunder and Resident shall look solely to the then owner of the premises for the performance of the deed of "Management" hereunder from and after the date of such sale. Resident further recognizes and agrees that not withstanding the subordination contained in the preceding sentence, any lender having a deed to secure debt on the premises may at the option of such lender, foreclose its deed to secure debt subject to Resident's rights under this lease.

26. REMEDIES CUMULATIVE. All remedies under this Agreement or by law or equity shall be cumulative. If a suit for any breach of this Agreement establishes a breach by Resident, Resident shall pay to Management all expenses incurred in connection therewith.

27. CONTINGENCY. This lease Agreement is contingent upon written approval of Resident's Rental Application.

28. RESIDENT LIABILITY. In the event of more than one Resident, each Resident is jointly and severally liable for each provision of this lease.

29. MANAGEMENT'S PERMISSION OR CONSENT. If any provision of this Agreement requires the written permission or consent of Management as a condition to any act of Resident, such written permission or consent may be granted or withheld in the sole discretion of Management, may contain conditions as Management deems appropriate and shall be effective only so long as Resident complies with such conditions. Moreover, any written permission or consent given by Management to Resident may be modified, revoked or withdrawn by Management at any time, at Management's sole discretion, upon written notice to Resident.

30. GENDER. In all references herein to Resident, the use of the singular number is intended to include the appropriate number as the text of this lease may require, and all gender references to male or female are intended to be gender neutral.

31. ENTIRE AGREEMENT. This Agreement and any attached Addendums constitute the entire Agreement between the parties and no oral statements shall be binding.

32. NO WAIVER. Failure of Management to insist upon the strict performance of any provision or to exercise any option or any rules and regulations shall not be construed as a waiver for the future of any such provision, rule or option. The receipt by Management of rent with knowledge of the breach of any provision of this Agreement shall not be deemed a waiver of such breach. No provision of this Agreement shall be deemed to have been waived unless such waiver be in writing signed by Management. No payment by Resident or receipt by Management of a lesser amount than the monthly rent shall be deemed to be other than on account of the earliest rent then unpaid nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction and Management may accept such check or payment without prejudice to Management's right to recover the balance of such rent or pursue any other remedy in this Agreement.

33. SEVERABILITY. If any provision of this Agreement or application thereof to any person or circumstances shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those as to which it is held invalid shall not be affected thereby and each provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

34. CAPTIONS. The captions used herein are for the convenience of the reader and shall not be used in construing this Agreement.



MANAGEMENT:                                 RESIDENT(S):

By:
   ---------------------------------        ----------------------------------


------------------------------------        ----------------------------------


                                            ----------------------------------

                                 SCHEDULE 2.03 A

                             INTEREST RATE SELECTION

To:      AmSouth Bank

                  ROBERTS PROPERTIES RESIDENTIAL, L.P. (the "Borrower") hereby requests a LIBOR Based Rate for the period beginning _________, 200_ and ending ____________, 200_, and further requests that a principal amount of $_______ be subject to said LIBOR-Based Rate.

                  The Borrower hereby acknowledges that the Lender shall use its best efforts to notify the Borrower by telephone of the Lender's estimate of the LIBOR-Based Rate by 10:00 a.m., Birmingham time on the day on which the LIBOR-Based Rate shall become applicable. The Borrower also acknowledges that if the Borrower does not immediately accept a LIBOR-Based Rate quoted by the Lender, the Lender may review the quoted LIBOR-Based Rate at any time. If there is any uncertainty as to whether or not the Borrower and the Lender have agreed upon a LIBOR-Based Rate, interest shall accrue at the then applicable LIBOR-Based Rate with a 30-day LIBOR-Based Rate Period.


                                           ROBERTS PROPERTIES RESIDENTIAL, L.P.,
                                           a Georgia limited partnership

                                           By: Roberts Realty Investors, Inc., a
                                               Georgia corporation, sole general
                                               partner

                                               By:
                                                  ------------------------------
                                                  Charles R. Elliott, Secretary
                                                  and Treasurer

** The persons authorized to execute this document shall be Charles R. Elliott or Charles S. Roberts, or their respective designees.

                                SCHEDULE 4.03(F)

                             INSURANCE REQUIREMENTS

I.       GENERAL REQUIREMENTS

         The General Requirements set forth herein shall be applicable to the insurance requirements outlined below in Paragraph II and III throughout the term of this Commitment Agreement.

         (A)      RELATING TO INSURER.

         All insurance coverages required by the Commitment must be provided by insurance companies acceptable to the Lender that are rated at least an "A-XII" or better by Best's Insurance Guide and Key Ratings and a claim payment rating by Standard & Poor's Corporation of AA or better. The aggregate amount of coverage provided by a single company must not exceed 5% of the company's policyholders' surplus. All insurance companies must be licensed and qualified to do business in the state where the insured collateral is located.

         Each insurance policy must (i) provide primary insurance without right of contribution from any other insurance carried by the Lender, (ii) contain an express waiver by the insurer of any right of subrogation, setoff or counterclaim against any insured party thereunder including the Lender, (iii) permit the Lender to pay premiums at the Lender's discretion and (iv) as respects any third party liability claim brought against the Lender, obligate the insurer to defend Lender as an additional insured thereunder.

         (B)      RELATING TO DOCUMENTATION OF COVERAGE.

         The original copy of each insurance policy required hereunder shall be furnished to the Lender, or in the case of a blanket policy, a copy of the original policy certified in writing by a duly authorized Agent for the insurance company as a "true and certified" copy of the policy. The Borrower shall not submit a Certificate of Insurance, in lieu of the certified copy of the policy. The original policy(ies) or certified copy of the policy(ies) must be delivered to the Lender, effective with the commencement of the Project and furnished annually thereafter, prior to the expiration date of the preceding policy(ies).

         (C)      CANCELLATION AND MODIFICATION CLAUSE.

         1. The insurer hereby agrees that its policy will not lapse, terminate, or be canceled, or be amended or modified to reduce limits or coverage terms unless and until AmSouth Bank has received not less than thirty
(30) days' prior written notice thereof at the following address:

AmSouth Bank
Attention: Commercial Real Estate Department, P.O. Box 11007, Birmingham, Alabama 35288.

         2. Notwithstanding the foregoing, in the event of cancellation due to non-payment of premium, the insurer shall provide not less than ten (10) days' Notice of Cancellation to AmSouth Bank, Attention: Commercial Real Estate Department, P.O. Box 11007, Birmingham, Alabama 35288.

         (D)      MORTGAGEE CLAUSE.

         All policies providing physical damage type coverages on the building or improvements shall show the mortgage interest as follows:

         AmSouth Bank, its successors and assigns, Attention: Commercial Real Estate Department, P.O. Box 11007, Birmingham, Alabama 35288

         (E)      LOSS PAYABLE CLAUSE.

         All policies providing physical damage type coverages on the personal property or construction materials not yet a part of the improvements shall show a Loss Payee interest as follows:

         Loss, if any, under this policy shall be payable to AmSouth Bank, its successors and assigns, as their interests may appear.

         Attention: Commercial Real Estate Department, P.O. Box 11007, Birmingham, Alabama 35288

II.      TYPES OF INSURANCE - DURING THE CONSTRUCTION PERIOD

         The Borrower will at all times keep the Project insured prior to completion of the improvements against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, the Borrower will obtain or shall cause its contractor to obtain, and maintain in effect, the following amounts and types of insurance.

         (A)      "ALL RISKS" or "SPECIAL" FORM BUILDERS' RISK INSURANCE.

         All Risks or Special Form Builders' Risk insurance against loss or damage to the Project, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, off-site materials storage, in-transit coverage, expediting expense coverage and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Project. The deductible amount thereunder shall be borne by the Borrower in the event of a loss and the deductible must not exceed $5,000 per occurrence. Further, in the event of a loss, the Borrower shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and the Borrower further agrees it will notify Lender of any loss in the amount of $25,000 or greater and that no claim at or in excess of $25,000 thereunder shall be settled without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed by the Lender.

         Subject to notice provisions contained above in Paragraph I(C), Cancellation and Modification Clause, the Builders Risk policy shall contain a Standard Mortgage Holder Endorsement to guarantee to the benefit of Lender said coverages shall not be voided or canceled, without proper notice, by reason of
(i) any act of negligence, or breach of any condition, declaration or warranty contained in any such policy by the Borrower or any third party, (ii) the occupation, operation or use of the Project for purposes more hazardous than those permitted by the terms of the policy, (iii) any foreclosure or other proceeding or notice of sale relating to the Project, or (iv) any change in the title to or ownership of all or any portion of the Project.

         Debris Removal coverage shall be included in an amount deemed appropriate by the Borrower, but in no event less than $250,000 for removal from a casualty loss and no less than $10,000 for debris removal of pollutants.

         (B)      BOILER AND MACHINERY EQUIPMENT INSURANCE.

         Such form of coverage whether permanent or under the Builders Risk shall be in place at the appropriate time during the Project period in order to include and insure "Hot Testing" of the new equipment and systems for a minimum of thirty days prior to Project completion and occupancy. The Boiler and Machinery Equipment policy shall then remain in force after Project completion throughout the term of the Loan as part of the required coverages enumerated in Paragraph III. Amount of insurance shall be in an amount equal to the replacement cost value of the equipment, and shall include coverage for expediting permanent repairs and permanent replacement. The deductible for any loss thereunder shall not exceed $5,000 per occurrence.

         (C)      FLOOD AND EARTHQUAKE INSURANCE.

         Insurance in an amount equal to the full replacement cost value of the Project, subject to no more than a $25,000 per occurrence deductible. The policy shall include coverage for subsidence.

         (D)      DELAY-LOSS OF EARNINGS AND RENTS INSURANCE.

         Throughout the Project construction period until its completion, insurance against loss of earnings and rents as a result of delay (when delay is caused by an insured peril under the Builder's Risk Policy, Boiler and Machinery Policy and any other property insurance coveting the Project) written in an "all risks" form, either as an endorsement to the insurance required under Paragraph I(A), or under a separate policy, in an amount sufficient (in the Lender's opinion) to cover mortgage payments for a period of at least six months.

         (E)      WORKERS COMPENSATION INSURANCE.

         Workers Compensation insurance covering all employees of the Borrower and its contractor and subcontractors for the Project to the extent required by Statutory Law, including an "All States Endorsement". Policy shall also provide Employer's Liability coverage for

Bodily Injury by Accident $1,000,000 Each Accident

Bodily Injury by Disease $1,000,000 Policy Limit

Bodily Injury by Disease $1,000,000 Each Employee

         The Borrower shall require or shall cause its general contractor to require evidence of Workers Compensation coverage from each and every subcontractor in form and limits acceptable to the Lender.

         (F)      LIABILITY INSURANCE.

         COMMERCIAL GENERAL LIABILITY: Commercial General Liability in a primary amount of at least $500,000 per occurrence, Bodily Injury for injury or death of any one person and $100,000 for Property Damage for damage to or loss of property of others, subject to a $1,000,000 annual aggregate policy limit for all Bodily Injury and Property Damage claims occurring on or about the Land or in any way related to the Project. Such policy shall include coverages of a Broad Form nature, including, but not limited to, Explosion, Collapse and Underground (XCU), Products Liability, Completed Operations, Broad Form Contractual Liability, Broad Form Property Damage, Personal Injury, Incidental Malpractice Liability, and Host Liquor Liability.

         VEHICLE LIABILITY: Automobile and Vehicle Liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of $500,000 per occurrence for Bodily Injury; $100,000 per occurrence for Property Damage.

         UMBRELLA LIABILITY: Umbrella Liability insurance in the minimum amount of $10,000,000 for each occurrence and aggregate combined single limit for all liability, with a $10,000 self-insured retention for exposure not covered in underlying primary policies. The Umbrella Liability policy shall name in its underlying schedule the policies of Commercial General Liability, Automobile Vehicle Liability and Employer's Liability under the Workers Compensation Policy.

         (G)      COMMERCIAL BLANKET FIDELITY BOND INSURANCE.

         A Commercial Blanket Bond covering employees of the Borrower and the general contractor, including their officers, and the individual owners, of the insured business entity, whether a joint-venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least $1,000,000, subject to a deductible of no more than $25,000 per occurrence.

         (H)      CONTRACTOR'S EQUIPMENT.

         The Borrower shall require or shall cause its general contractor to require, insurance to protect the contractor or its subcontractors for damage to, including loss use of any tools, equipment or vehicles whether licensed or not for road use, including owned, leased, hired, or borrowed equipment or vehicles. The Lender shall assume no responsibility for loss or damage to the above.

III.     TYPES OF PERMANENT INSURANCE - AFTER THE CONSTRUCTION PERIOD

         The Borrower will at all times keep the Project insured after completion of the improvements against loss or damage from such causes as are customarily insured against, by prudent owners of similar facilities. Without limiting the generality of the foregoing, the Borrower will obtain and maintain in effect the following amounts and types of insurance throughout the term of the Loan.

         (A)      "ALL RISKS" OR "SPECIAL" FORM PROPERTY INSURANCE.

         All Risks or Special Form Property insurance against loss or damage to the building and improvements, including but not limited to, perils of fire, lightning, water, wind, theft, vandalism and malicious mischief, plate glass breakage, and perils typically provided under an Extended Coverage Endorsement and other forms of broadened risk perils, and insured on a "replacement cost" value basis to the extent of the full replacement value of the Project. The deductible amount thereunder shall be borne by the Borrower in the event of a loss and the deductible must not exceed $5,000 per occurrence. Further, in the event of a loss, the Borrower shall abide by all provisions of the insurance contract, including proper and timely notice of the loss to the insurer, and the Borrower further agrees it will notify Lender of any loss in the amount of $25,000 or greater and that no claim at or in excess of $25,000 thereunder shall be settled without the prior written consent of the Lender, which consent shall not be unreasonably withheld or delayed by the Lender.

         (B)      BOILER AND MACHINERY EQUIPMENT INSURANCE.

         Such permanent form of coverage shall be in place at the appropriate time during the Project period in order to include and insure "Hot Testing" of the new equipment and systems for a minimum of thirty days prior to Project completion and occupancy. The Boiler and Machinery Equipment policy shall then remain in force After Project completion throughout the term of the Loan. Amount of insurance shall be in an amount equal to the replacement cost value of the equipment, and shall include coverage for expediting permanent repairs and permanent replacement. The deductible for any loss thereunder shall not exceed $5,000 per occurrence.

         (C)      FLOOD AND EARTHQUAKE INSURANCE.

         Insurance in an amount equal to the full replacement cost value of the Project, subject to no more than a $25,000 per occurrence, deductible. The policy shall include coverage for subsidence.

         (D)      LOSS OF EARNINGS AND RENTS

         Insurance against loss of earnings and rents in an amount sufficient (in the Lender's opinion) to cover not less than 12 months' lost earnings and rents written in an "all risks" form, either as an endorsement to the insurance required under Paragraph II (A), or under a separate policy.

         (E)      WORKERS COMPENSATION INSURANCE.

         Workers Compensation insurance covering all employees of the Borrower, or any contractor employed to run or maintain the facility to the extent required by Statutory Law, including an "All States Endorsement". Policy shall also provide Employer's Liability coverage for

Bodily Injury by Accident $1,000,000 Each Accident

Bodily Injury by Disease $1,000,000 Policy Limit

Bodily Injury by Disease $1,000,000 Each Employee

         The Borrower shall require any contractor hired to manage or maintain the facility to provide evidence of Workers Compensation coverage to Borrower in such form and with such limits deemed acceptable to Borrower.

         (F)      LIABILITY INSURANCE.

         COMMERCIAL GENERAL LIABILITY: Commercial General Liability in a primary amount of at least $500,000 per occurrence, Bodily Injury for injury or death of any one person and $100,000 for Property Damage for damage to or loss of property of others, subject to a $1,000,000 annual aggregate policy limit for all Bodily Injury and Property damage claims, occurring on or about the Land or in any way related to the Project, including but not limited to, any swimming pools, golf courses or other recreational facilities or areas that are located on the Land or otherwise related to the Project. Such policy shall include coverages of a Broad Form nature, including, but not limited to, Explosion, Collapse and Underground (XCU), Products Liability, Completed Operations, Broad Form Contractual Liability, Broad Form Property Damage, Personal Injury, Incidental Malpractice Liability, and Host Liquor Liability.

         VEHICLE LIABILITY: Automobile and Vehicle Liability insurance coverage for all owned, non-owned, leased or hired automobiles and vehicles in a primary limit amount of $500,000 per occurrence for Bodily Injury; $100,000 per occurrence for Property Damage; subject to an annual aggregate policy limit of $l,000,000.

         UMBRELLA LIABILITY: Umbrella Liability insurance in the minimum amount of $10,000,000 for each occurrence and aggregate combined single limit for all liability, with a $10,000 self-insured retention for exposure not covered in underlying primary policies. The Umbrella Liability policy shall name in its underlying schedule the policies of Commercial General Liability, Garage Keepers Liability, Automobile/Vehicle Liability and Employer's Liability under the Workers Compensation Policy.

         (G)      COMMERCIAL BLANKET FIDELITY BOND INSURANCE.

         A Commercial Blanket Bond covering all employees of the Borrower, including its officers, and the individual owners of the insured business entity, whether a joint-venture, partnership, proprietorship or incorporated entity, against loss as a result of their dishonesty. Policy limit shall be in an amount of at least $100,000, subject to a deductible of no more than $10,000 per occurrence.